Exhibit 10.1
Summary of Compensation Arrangements for Non-Employee Directors of Harris Interactive Inc.
As amended as of May 3, 2006
Members of the Board of Directors of Harris Interactive Inc. (the “Company”) who are not receiving compensation related to employment with the Company or of any subsidiary of the Company (“Non-Employee Directors”) will be entitled to receive the following cash and equity compensation in consideration of their service on the Board of Directors:
Annual Cash Compensation – The following annual cash retainer fees will be paid:
•	$37,500 paid as an annual retainer to each Non-Employee Director
•	$15,000 paid to the Chairman of the Board of Directors if a Non-Employee Director
•	$10,000 paid to the Lead Director if a Non-Employee Director
•	$5,000 paid to the Chairman of each of the Audit Committee, the Compensation Committee and the Research and Development Committee, if a Non-Employee Director
All cash fees are paid quarterly in advance, and Directors may receive pro-rated amounts for responsibilities assumed during interim periods.
Each member of the Board of Directors, including each Non-Employee Director, is entitled to receive reimbursement for reasonable out-of-pocket expenses incurred by him in connection with attending meetings of the Board of Directors and meetings of any Committee thereof on which he serves.
Annual Equity Compensation – In addition, the following equity compensation in the form of restricted stock will be granted:
     For the year following the Company’s annual meeting held November, 2005:
Equity compensation for the year, generally granted at or about the time of the annual meeting of the Company, was deferred in November, 2005 pending review by the Board of the Company’s overall programs related to equity compensation provided to directors and employees. Cash compensation payments were not deferred. On May 3, 2006, the Board of Directors determined that Non-Employee Directors will be entitled to receive the following equity compensation in consideration of their service on the Board of Directors during the twelve months ending October 31, 2006:
•	7,500 shares of Restricted Stock granted to each Non-Employee Director
•	2,500 shares of Restricted Stock granted to the Chairman of the Board of Directors
•	5,000 shares of Restricted Stock granted to the Lead Director

•	5,000 shares of Restricted Stock granted to the Chairman of each of the Audit Committee and the Compensation Committee
•	2,500 shares of Restricted Stock granted to the Chairman of the Research and Development Committee
Restricted Stock awards were granted at fair market value on May 3, 2006 and 1/6th of each award will vest on the last day of each month through and including October 31, 2006. Restricted Stock awards will be forfeited, to the extent not previously vested, upon termination of a person’s service as a director or if the Non-Employee Director competes with the Company. Vesting will be accelerated upon a change in control of the Company.
For years commencing November, 2006 and thereafter:
Non-Employee Directors will be entitled to receive the following equity compensation in consideration of their service on the Board of Directors during the twelve months ending October 31 of the next succeeding year:
•	7,500 shares of Restricted Stock granted to each Non-Employee Director
•	2,500 shares of Restricted Stock granted to the Chairman of the Board of Directors if a Non-Employee Director
•	5,000 shares of Restricted Stock granted to the Lead Director if a Non-Employee Director
•	5,000 shares of Restricted Stock granted to the Chairman of each of the Audit Committee and the Compensation Committee, if a Non-Employee Director
•	2,500 shares of Restricted Stock granted to the Chairman of the Research and Development Committee if a Non-Employee Director
Restricted Stock awards will be granted at or about the time of the Company’s annual meeting in November of each year. Awards will be at fair market value on the date of the grant. 1/12th of each award will vest on the last day of each month through and including October 31 of the year after the award date. Restricted Stock awards will be forfeited, to the extent not previously vested, upon termination of a person’s service as a director or if the Non-Employee Director competes with the Company. Vesting will be accelerated upon a change in control of the Company. Directors may receive pro-rated grants for responsibilities assumed during any year at the time of such assumption.